February 8, 2013



SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control




RE	American Depositary
Shares evidenced by the
American Depositary
Receipts of
Eitzen Chemical ASA
Form F-6 File No 333-181575



Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities Act of
1933, as amended, on
behalf of The Bank of
New York Mellon, as
Depositary for securities
against which American
Depositary Receipts are to
be issued, we attach a
copy of the new
prospectus Prospectus
reflecting the change in
ratio from 1 ADS  1000
Common Shares to 1 ADS
10 Common Shares.

As required by Rule 424e,
the upper right hand
corner of the Prospectus
cover page has a reference
to Rule 424b3 and to the
file number of the
registration statement to
which the Prospectus
relates.

Pursuant to Section III B
of the General Instructions
to the Form F-6
Registration Statement, the
Prospectus consists of the
ADR certificate with the
revised ratio.

The Prospectus has been
revised to reflect the new
ratio

One 1 American
Depositary Share
represents Ten 10
Shares.
Please contact me with
any questions or
comments at 212 815-
2301.



Paul Brophy
Senior Associate
The Bank of New York
Mellon - ADR Division


Encl.
CC Paul Dudek, Esq.
Office of International
Corporate Finance








Depositary Receipts